EXHIBIT 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Form 10-QSB of Accufacts Pre-Employment Screening, Inc. (the "Company") for the quarterly period June 30, 2004 (the "Report"), Philip Luizzo, Chairman, Chief Executive Officer and President of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PHILIP LUIZZO
----------------------------------------------------
Philip Luizzo
Chairman, Chief Executive Officer and President
NOVEMBER 12, 2004



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Accufacts Pre-Employment Screening, Inc and will be retained by Accufacts Pre-Employment Screening, Inc and furnished to the Securities and Exchange Commission or its staff upon request.




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